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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           ---------------------------


                     BALLY TOTAL FITNESS HOLDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                          36-3228107
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)

                           8700 West Bryn Mawr Avenue
                             Chicago, Illinois 60631
               (Address of Principal Executive Offices) (Zip Code)

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
If this form relates to the registration of       If this form relates to the registration
a class of securities pursuant to Section         of a class of securities pursuant to
12(b) of the Exchange Act and is                  Section 12(g) of the Exchange Act
effective pursuant to General                     and is to become effective pursuant to
Instruction A.(c), please check the               General Instruction A.(d), please
following box.                          |X|       check the following box.             |_|


Securities Act registration statement file number to which this form relates:

         33-99844

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on Which
Title of Each Class to be so Registered           Each Class is to be Registered
---------------------------------------           ------------------------------

Common Stock, par value $0.01 per share           New York Stock Exchange, Inc.

Series A Junior Participating Preferred Stock Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:

         Not Applicable.


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

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Common Stock
------------

         A description of the Registrant's Common Stock, par value $0.01 per share, as set forth under Item 1 contained in the Registrant's Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on January 3, 1996 (File No. 0-27478) is hereby incorporated by reference.

Series A Junior Participating Preferred Stock Purchase Rights
-------------------------------------------------------------

         A description of the Registrant's Series A Junior Participating Preferred Stock and the Rights to purchase the Registrant's Series A Junior Participating Preferred Stock, as set forth under Item 1 contained in the Registrant's Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission (File No. 0-27478) is hereby incorporated by reference.

ITEM 2.       EXHIBITS.

         The following documents are being filed as exhibits to the registration statement:

         Exhibit Number      Description
         --------------      -----------

               1             Restated Certificate of Incorporation of the
                             Registrant (incorporated by reference to the Registrant's registration statement on Form S-1 filed January 3, 1996, registration no. 33-99844).

               2             Amended and Restated Bylaws of the Registrant
                             (incorporated by reference to the Registrant's registration statement on Form S-1 filed
                             January 3, 1996, registration no. 33-99844).

               3             Form of Rights Agreement, dated as of January 5,
                             1996 between the Registrant and LaSalle National
                             Bank (incorporated by reference to Registrant's
                             Registration Statement on Form S-1 filed January 3,
                             1996, registration no. 33-99814).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              BALLY TOTAL FITNESS
                              HOLDING CORPORATION


Date:  March 27, 1998         By: /s/ Lee S. Hillman
                                  ----------------------------------------------
                                  Name: Lee S. Hillman
                                  Title:   Chief Executive Officer and President


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